                                                                     EXHIBIT 3.3
                                                                     -----------

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                           UNITED NATURAL FOODS, INC.

                       Effective as of February 20, 1996

                                   ARTICLE I

               CERTIFICATE OF INCORPORATION AND PROVISIONS OF LAW
               --------------------------------------------------

     These by-laws, the powers of the Corporation and of its directors and shareholders and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are provided by law or set forth in the Certificate of
Incorporation.   All references herein to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended.

                                   ARTICLE II

                                    OFFICES
                                    -------

     SECTION 2.01.  Principal Office.  The principal office of the Corporation
                    ----------------
shall be located in Dayville, Connecticut or such other place within or without the State of Delaware as may be determined by the Board of Directors from time to time.

     SECTION 2.02.  Other Offices.  The Corporation may also have an office or
                    -------------
offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 3.01.   Place of Meetings.   All meetings of the shareholders of
                     -----------------
the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the States of Connecticut or Delaware, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

     SECTION 3.02.  Annual Meetings.  The annual meeting of the shareholders for
                    ---------------
the election of directors and for the transaction of such other business as may come before the meeting shall be held at eleven o'clock in the forenoon, local time, Tuesday of the third week in February of each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a
legal holiday.   If such annual meeting is omitted by oversight or otherwise on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law or these by-laws, may be specified by a majority of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or a shareholder or shareholders holding of record at least twenty-five percent (25%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

     SECTION 3.03.  Special Meetings.  A special meeting of the shareholders
                    ----------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, by order of the Board of Directors or by a shareholder or shareholders holding of record at least twenty-five percent (25%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

     SECTION 3.04.  Notice of Meetings.  Notice of each meeting of the
                    ------------------
shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the day on which the meeting is to be held. Such notice shall be given by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the post office address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

     SECTION 3.05.  Quorum.  At each meeting of the shareholders, a majority of
                    ------
the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares
required for action on such other matter or matters shall be present.   The
shareholders present or represented at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 3.06  Voting.  Each shareholder of the Corporation shall be
                   ------
entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such shareholder on the books of the Corporation.
The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the shareholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat, unless the vote of a greater number of shares is required by law, by the Certificate of Incorporation or by these by-laws.

                                   ARTICLE IV

                               BOARD OF DIRECTORS
                               ------------------

     SECTION 4.01.   General Powers.   The property, affairs and business of the
                     --------------
Corporation shall be managed by the Board of Directors, and the Board shall have, and may exercise, all of the powers of the Corporation except such as are conferred by law, by the Certificate of Incorporation or by these bylaws upon the shareholders.

     SECTION 4.02.  Number, qualifications and Term of Office.  The number of
                    -----------------------------------------
directors to constitute the Board of Directors shall be such number, not less than three, nor more than eight (8) as shall be fixed from time to time by the shareholders at any annual meeting or at any special meeting called for the purpose; provided, however, that between such meetings of shareholders the number so fixed may at any time be increased or decreased, subject to the above-specified limits, by the affirmative vote of such number of the members of the Board of Directors as shall equal a majority of the Board of Directors plus one
(1); and, provided, further, that upon the sale by the Corporation of securities in a public offering pursuant to a registration statement filed by the Corporation with the Securities Exchange Commission, the number of directors shall be eight (8) . The number of directors and the names and addresses of the persons constituting the initial Board of directors shall be as set forth in the Certificate of Incorporation. Thereafter, except as provided in Sections 4.04,
4.14 and 6.02 below, directors shall be elected by the shareholders at each annual meeting of shareholders, or at any special meeting held in place thereof. The directors shall serve staggered terms which shall not exceed three (3) years. Directors shall be classified, with respect to the time for which they hold office, into three (3) classes, as nearly equal in number as possible (and with equal representation by persons nominated under Section 6.02 to the extent possible), with the members of each class to hold office until their respective successors are duly elected and qualified. The term of office of the first class of directors ("Class 1") shall expire at the annual meeting of the shareholders of the Corporation next following the effectiveness of these By-Laws providing for classified terms for members of the Board of Directors; the term of office of the second class of directors ("Class 2") shall expire one (1) year thereafter; and the term of office of the third class of directors ("Class 3") shall expire two (2)
years  thereafter.    The shareholders shall, on an annual basis,  elect the
number of directors equal to the number in the class whose term expires at the time of the election to hold office for three (3) years. A person may be re-elected a director without limitation as to the number of terms so elected. No director need be a shareholder.

     SECTION 4.03.   Certain Actions of the Board of Directors. Notwithstanding
                     -----------------------------------------
the provisions of Section 4.05, the Board of Directors shall take no action with regard to the following matters unless such action has been approved by the affirmative vote of such number of the members of the Board of Directors as shall equal a majority of the Board of Directors plus one (1): (i) action to cancel, limit, or in any way revoke the authority of the Nominating Committee, or to remove a member of the Nominating Committee; or (ii) action to amend
Section 4.02 with regard to the number, term and classification of the members of the Board of Directors, (iii) amend this Section 4.03 or (iv) amend Article VI.

     SECTION 4.04.    Election of  Directors.    Subject  to  any provisions in
                      ----------------------
the Certificate of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors, and each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

     SECTION 4.05.  Quorum and Manner of Acting.  A majority of the total number
                    ---------------------------
of directors at the time in office shall constitute a quorum for the transaction of business at any meeting, and except as otherwise provided by these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

     SECTION 4.06.  Place of Meetings.  The Board of Directors may hold its
                    -----------------
meetings at any place within or without the State of Delaware as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 4.07.  Annual Meeting.  The Board of Directors shall meet for the
                    --------------
purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     SECTION 4.08. Regular Meetings. Regular meetings of the Board of Directors
                   ----------------
shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     SECTION 4.09.  Special Meetings; Notice.  Special meetings of the Board of
                    ------------------------
Directors shall be held whenever called by the President, Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by mailing the same addressed to the director's residence or usual place of business, or personally by delivery or by telegraph, cable or telephone, at least two (2) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided.

     SECTION 4.10.   Presumption of Assent.   A director of the Corporation who
                     ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 4.11.  Telephone Meetings.  Meetings of the Board of Directors,
                    ------------------
regular or special, may be held by means of a telephone conference' circuit and connection to such circuit shall constitute presence at such meeting.

     SECTION 4.12.   Removal of Directors.   Any director may be removed,  with
                     --------------------
and not without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

     SECTION 4.13.  Resignation.  Any director of the Corporation may resign at
                    -----------
any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.14.  Vacancies.  Subject to any provisions of the Certificate of
                    ---------
Incorporation providing for cumulative voting, and except as provided in Section 6.02, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, shall be filled by vote of the remaining directors then in office, though less than a quorum, as set forth in Section 4.02, at any regular meeting or special meeting, including the meeting at which any such vacancy may arise, or by the shareholders of the Corporation at the meeting at which any such vacancy may arise or the next annual meeting or any special meeting, and each director so elected shall hold office until the expiration of the current term held by such vacating director, and until a successor shall have been duly elected and qualified, or until the death or resignation or removal of such director in the manner herein provided.

                                   ARTICLE V

                              EXECUTIVE COMMITTEE
                              -------------------

     SECTION 5.01.   Appointment.   The Board of Directors may designate two or
                     -----------
more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     SECTION 5.02.  Authority.  The Executive Committee, when the Board of
                    ---------
Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, recommending to the shareholders a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, increasing the number of directors constituting the Board of Directors, filling any vacancies on the Board of Directors, removing or electing any officer of the Corporation or amending the by-laws of the Corporation.

     SECTION 5.03.  Tenure and Qualifications.  Each member of the Executive
                    -------------------------
Committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of the Executive Committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.

     SECTION 5.04.  Meetings.  Regular meetings of the Executive Committee may
                    --------
be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days' notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at such member's business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     SECTION 5.05.   Quorum.   A majority of the members of the Executive
                     ------
Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 5.06.  Telephone Meetings.  Meetings of the Executive Committee may
                    ------------------
be held by means of a telephone conference circuit and connection to such circuit shall constitute attendance at such meeting.

     SECTION 5.07.          Vacancies.  Any vacancy in the Executive
                            ----------
Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     SECTION 5.08.  Resignations and Removal.  Any member of the Executive
                    ------------------------
Committee may be removed at any time with or without cause by the Board of
Directors.   Any member of the Executive Committee may resign from the Executive
Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.09.  Procedure.  The Executive Committee may elect a presiding
                    ---------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.


                                   ARTICLE VI
                                   ----------

                              NOMINATING COMMITTEE
                              --------------------


     SECTION 6.01.  Appointment.  The Chairman and Vice Chairman of the Board of
                    -----------
Directors shall constitute a Nominating Committee. The Nominating Committee shall have the powers and shall follow the procedures set forth in this Article VI until such time as the Board of Directors takes action as set forth in
Section 6.03. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     SECTION 6.02.  Authority.  The Nominating Committee shall have the
                    ---------
authority to nominate persons to serve as directors and stand for election at the annual meeting of shareholders. Each member of the Nominating Committee shall have sole power and authority independent of the other, to nominate three
(3) persons (one of whom may be himself) for election as director, comprising a total of three (3) directors for each Nominating Committee member, it being the intent that, with the three (3) Classes of directors, each member of the Nominating Committee will have the right, at all times the Nominating Committee shall have authority to act, to nominate a total of three (3) directors including himself, and that such nominees shall constitute the nominees of the full Board of Directors. As such, each member of the Nominating Committee shall have the right to nominate one person in each class of the Board of Directors (as set forth in Section 4.02), which, depending on the Class, may include himself. For the nomination and election of directors in any Class other than those above provided, and otherwise than any director that the Corporation is contractually obligated to a third-party to nominate and elect, the members of the Nominating Committee shall jointly nominate persons who are acceptable to both members ("Joint Nominees") . If unable to agree on Joint Nominees, then each member shall nominate one (1) person and the full Board of Directors by majority vote shall vote from among such two (2) nominees. In the event of a vacancy on the board, if one member of the Nominating Committee had the sole authority to nominate the person who vacated that seat, that Nominating Committee member shall have sole power and authority to nominate a person to fill such vacancy. Otherwise the members shall nominate a Joint Nominee and if unable to so agree, then each member shall nominate one (1) person and the full Board of Directors by majority vote shall vote from among such two (2) nominees. The members of the Nominating Committee shall have the authority, acting jointly, to direct the Trustee (the "Trustee") under the Employer Stock Ownership Plan of the Corporation (the "ESOP") with regard to all corporate matters involving a shareholder vote for which the

Corporation under the ESOP is entitled to direct the Trustee's vote, and if unable to so agree, the full Board of Directors by majority vote shall so direct
the Trustee.   Nothing set forth in this Section 6.02 shall prevent
shareholders, at the annual meeting of shareholders, from nominating persons, other than those nominated by the Nominating Committee, to serve as directors.

     SECTION 6.03.  Tenure and Qualifications.  Each member of the Nominating
                    -------------------------
Committee shall so serve as a member as long as that member holds the office of Chairman or Vice Chairman of the Board of Directors. The Nominating Committee shall continue to act until such time as the Board of Directors terminates the duties of the Committee, which right of termination is so reserved by the Board of Directors and which action may only be taken by the affirmative vote of such number of the members of the Board of Directors as shall equal a majority of the Board of Directors plus one (1).

     SECTION 6.04. Meetings.  Meetings of the Nominating Committee may be held
                   --------
without notice at such times and places as the Nominating Committee may fix from time to time by resolution or mutual agreement. The notice of any meeting of the Nominating Committee need not state the business proposed to be transacted at the meeting.

     SECTION 6.05.  Quorum.  Both of the members of the Nominating Committee
                    ------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Nominating Committee shall be authorized by the affirmative vote of both of the members present at a meeting.

     SECTION 6.06.  Telephone Meetings.  Meetings of the Nominating Committee
                    ------------------
may be held by means of a telephone conference circuit and connection to such circuit shall constitute attendance at such meeting.

     SECTION 6.07.      Vacancies. Any vacancy in the Nominating Committee shall
                        ---------
be filled by vote of a majority of the remaining members of the Board of Directors.

     SECTION 6.08.  Resignations and Removal.  Any member of the Nominating
                    ------------------------
Committee may be removed at any time with and not without cause by the Board of Directors acting in accordance with the voting requirements of Section 4.03. Any member of the Nominating Committee may resign from the Nominating Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION  6.09.    Procedure.    The  Nominating  Committee  by agreement of
                       ---------
its two (2) members may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                  ARTICLE VII

                       WAIVER OF NOTICE; WRITTEN CONSENT
                       ---------------------------------

     SECTION 7.01.  Waiver of Notice.  Notice of the time, place and purpose of
                    ----------------
any meeting of the shareholders, Board of Directors, Executive Committee, or Nominating Committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors, Executive Committee, or Nominating Committee shall be deemed to constitute a waiver of notice thereof.

     SECTION 7.02.  Written Consent of Shareholders.   Any action required or
                    -------------------------------
permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 7.03.  Written Consent of Directors.  Unless otherwise restricted
                    ----------------------------
by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, Executive Committee, or Nominating Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the Executive Committee, or all of the members of the Nominating Committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

                                  ARTICLE VIII

                                    OFFICERS
                                    --------

     SECTION 8.01.  Number.  The officers of the Corporation shall be a Chairman
                    ------
of the Board of Directors ("Chairman"), a Vice Chairman of the Board of Directors ("Vice Chairman"), a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint, including one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers. The Chairman and the Vice Chairman shall be elected from the Board of Directors.

     SECTION 8.02.  Election, Qualifications and Term of Office. Each officer
                    -------------------------------------------
shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

     SECTION 8.03.  Removal.  Any officer, except the Chairman and the Vice
                    -------
Chairman, may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights. The Chairman and the Vice Chairman may be so removed only by vote of the affirmative vote of such number of the members of the Board of Directors as shall equal a majority of the Board of Directors plus one (1).

     SECTION 8.04.  Resignation.  Any officer may resign at any time by giving
                    -----------
written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 8.05.  Vacancies.  A vacancy in any office because of death,
                    ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the majority of the Board of Directors at any regular or special meeting and with respect to vacancies in the offices of the Chairman and Vice Chairman, the Vice Chairman shall succeed to the office of the Chairman, if that office is vacated, and the resulting vacancy in the office of Vice Chairman shall be filled for the unexpired portion of the term by the majority of the Board of Directors at any regular or special meeting.

     SECTION 8.06.   Chairman of the Board.   The Chairman of the Board  of
                     ---------------------
Directors shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the by-laws.

     SECTION 8.07.  Vice Chairman of the Board.  The Vice Chairman of the Board
                    --------------------------
shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors or by the by-laws.

     SECTION 8.08.  The President.  The President shall be the chief executive
                    -------------
officer of the Corporation and shall have general direction of the affairs of the Corporation.

In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine.

     SECTION 8.09.  The Vice Presidents.  The Vice President, or if there shall
                    -------------------
be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 8.10.  The Secretary.  The Secretary shall record or cause to be
                    -------------
recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors, Executive Committee, Nominating Committee and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

     SECTION 8.11.  The Assistant Secretaries.  At the request, or in absence or
                    -------------------------
disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the
Secretary and, when so acting, shall have all the powers of the Secretary.   The
Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary.

     SECTION 8.12.  The Treasurer.  The Treasurer shall have charge and custody
                    -------------
of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors, the Chairman, Vice Chairman and the President as they may respectively require concerning all transactions as Treasurer or the financial condition of the Corporation. The Treasurer shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Treasurer; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.

     SECTION 8.13.  The Assistant Treasurers.  At the request, or in the
                    ------------------------
absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

     SECTION 8.14.  General Powers.  Each officer shall, subject to these by-
                    --------------
laws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

     SECTION 8.15.  Bonding. Any officer, employee, agent or factor shall give
                    -------
such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.


                                   ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND TRUSTEES
              ---------------------------------------------------

     The Corporation shall indemnify its officers, directors and any person serving as a trustee of an employee benefit plan at the request of the Corporation to the full extent permitted under Sections 8-102 and 8-145 of the General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any director, officer, trustee, employee or agent may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. This provision specifically applies, without limitation, to any individual who, whether or not a director or officer of the Corporation, is or was serving at the request of the Corporation as a trustee of any employee benefit plan maintained by the Corporation.
Furthermore, any amendment or modification of this Article IX shall not take effect until ninety (90) days after notice thereof to said director, officer or trustee, and any such amendment or modification shall not affect the Corporation's continuing indemnification obligations hereunder for matters arising prior to the date of such amendment or modification.

                                   ARTICLE X

                             EXECUTION OF DOCUMENTS
                             ----------------------

     SECTION 10.01.  Contract, etc., How Executed.  Unless the Board of
                     ----------------------------
Directors shall otherwise determine, the President, Chairman, Vice Chairman, any Vice President or the Treasurer may execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these by-laws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these by-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 10.02.  Checks, Drafts, etc. All checks, drafts, bills of exchange
                     -------------------
or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE XI

                               BOOKS AND RECORDS
                               -----------------

     SECTION  11.01.    Place.    The  books  and  records  of  the Corporation,
                        -----
including the stock record books, shall be kept at such places within or without the State of Delaware, as may from time to time be determined by the Board of Directors.

     SECTION 11.02.  Addresses of Shareholders.  Each shareholder shall
                     -------------------------
designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder's last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.

                                  ARTICLE XII

                           SHARES AND THEIR TRANSFER
                           -------------------------

     SECTION 12.01.  Certificates for Shares.  Every owner of shares of the
                     -----------------------
Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in
conformity to law, as the Board of Directors shall prescribe.   Each such
certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

     SECTION 12.02.  Record.  A record shall be kept of the name of the  person,
                     ------
firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 12.03.  Transfer of Shares.  Transfers of shares of the Corporation
                     ------------------
shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a properly executed stock power.

     SECTION 12.04.   Closing of Transfer Books;  Record Dates. Insofar as
                      ----------------------------------------
permitted by law, the Board of Directors may direct that the stock transfer books of the Corporation be closed for a period not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION 12.05.  Lost, Destroyed or Mutilated Certificates.  In case of the
                     -----------------------------------------
alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                  ARTICLE XIII

                                      SEAL
                                      ----

     The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

                                  ARTICLE XIV

                                  FISCAL YEAR
                                  -----------

     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the year or other fiscal period ending on the last day of October in each year.

                                   ARTICLE XV

                                   AMENDMENTS
                                   ----------

     All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors as set forth in these by-laws, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, provided that in each case notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions theretofore taken pursuant to the by-laws as altered, repealed or adopted by the Board of Directors.